UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 25, 2005

HOUSERAISING, INC.
(Exact name of Registrant as specified in its charter)

North Carolina	000-50701	56-2253025
(State or other	(Commission File Number)	(I.R.S. Employer Identification No.)
jurisdiction of
incorporation)

4801 East Independence Boulevard, Suite 201, Charlotte, NC	28212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(704) 532-2121

Item 1.01. Entry into a Material Definitive Agreement.

On February 25, 2005, the Registrant entered into agreements relating to an Equity Line of Credit with Dutchess Private Equities Fund, II, L.P., covering the sale of up to $12.0 million of the Registrant’s common stock over the next thirty six months. The stock may be sold at the Registrant’s discretion, at a discount to the market price of the Registrant’s shares at the time of sale.

The Investment Agreement, the related Registration Rights Agreement, and the Placement Agent Agreement are filed as exhibits 10.1, 10.2 and 10.3 to this Form 8-K and are incorporated by reference herein. The foregoing description of these agreements and the transactions which will be consummated pursuant thereto, are qualified in their entirety by reference to such exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOUSERAISING, INC.

Date: March 3, 2005	By:	/s/ Charles Skibo
Name: Charles Skibo
Title: Chairman and CEO

2

Exhibit Index

Exhibit No.	Exhibit Description

10.1	Investment Agreement between the Registrant and Dutchess Private Equities Fund, II, L.P., dated February 25, 2005.

10.2	Registration Rights Agreement between the Registrant and Dutchess Private Equities Fund, II, L.P., dated February 25, 2005.

10.3	Placement Agent Agreement between the Registrant, US Euro Securities, Inc. and Dutchess Private Equities Fund, II, L.P., dated February 25, 2005.

3